Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 1, 2005 (except for Note 2, for which the date is December 29, 2005, and notes 9 and 10, for which the date is May 11, 2006), in the Registration Statement (Form S-1) and related Prospectus of Accentia Biopharmaceuticals, Inc. and subsidiaries for the registration of shares of its common stock.

/s/ Aidman, Piser & Company, P.A.
Aidman, Piser & Company, P.A.

Tampa, Florida

June 14, 2006